SCHEDULE 14A
(SECTION 14(a))

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                             SPACEHAB, INCORPORATED
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                           Common Stock (no par value)
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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of this filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(2) Date Filed:

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                                     [LOGO]


                                                              September 12, 1997



Dear Stockholder:

            You are cordially invited to attend the 1997 Annual Meeting of Stockholders of SPACEHAB, Incorporated (the "Company") to be held at the Fairview Park Marriott located at 3111 Fairview Park Drive, Falls Church, Virginia 22042 on October 21, 1997 at 10:00 a.m. Information about the meeting, the nominees for directors and the proposals to be considered is presented in the Notice of Annual Meeting and the Proxy Statement on the following pages.

            At the meeting, you will be asked (i) to elect 12 directors to the Company's Board of Directors, each for a one-year term expiring at the 1998 Annual Meeting of Stockholders, (ii) to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company, (iii) to approve amendments to the Company's Stock Incentive Plan, (iv) to approve the adoption of the Company's Employee Stock Purchase Plan and (v) to approve amendments to the Directors' Plan. The Board of Directors has unanimously approved these proposals and we urge you to vote in favor of these proposals and such other matters as may be submitted to you for a vote at the meeting.

            Your participation in SPACEHAB's affairs is important, regardless of the number of shares you hold. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card promptly. If you attend, you will, of course, be entitled to vote in person.

            Thank you for your assistance in returning your proxy card promptly.


                                    Sincerely,

                                    /S/ Dr. SHELLEY A. HARRISON

                                    DR. SHELLEY A. HARRISON
                                    Chairman and Chief Executive Officer

                                     [LOGO]

                  NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of SPACEHAB, Incorporated:

            The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of SPACEHAB, Incorporated (the "Company") will be held at the Fairview Park Marriott located at 3111 Fairview Park Drive, Falls Church, Virginia 22402 on October 21, 1997 at 10:00 a.m., for the following purposes:

            1. To elect 12 directors to the Company's Board of Directors, each to hold office until their successors are elected at the 1998 Annual Meeting of Stockholders;

            2. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Company;

            3. To approve amendments to the Stock Incentive Plan, including the increase from 1,250,000 to 2,750,000 of the number of shares of Common Stock reserved for issuance thereunder;

            4. To approve the adoption of the Company's 1997 Employee Stock Purchase Plan;

            5. To approve amendments to the Company's Directors' Plan, including the increase from 250,000 to 500,000 of the number of shares of Common Stock reserved for issuance thereunder; and

            6. To transact such other business as may properly come before the meeting and any adjournment thereof.

            A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Annual Report of the Company for the fiscal year ended June 30, 1997 also accompanies this Notice.

            The Board of Directors has fixed the close of business on September 5, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                                    By Order of the Board of Directors,


                                    William S. Dawson
                                    Corporate Secretary


Vienna, Virginia
September 12, 1997

                             YOUR VOTE IS IMPORTANT

               PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD
           AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR
                  NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

                             SPACEHAB, Incorporated
                              1595 Spring Hill Road
                                    Suite 360
                             Vienna, Virginia 22182



                                 PROXY STATEMENT



                               GENERAL INFORMATION


            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of SPACEHAB, Incorporated, a Washington corporation ("SPACEHAB" or the "Company"), of proxies to be voted at the 1997 Annual Meeting of Stockholders on October 21, 1997 (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and Annual Report to Stockholders are first being mailed to stockholders on or about September 22, 1997.

VOTING SECURITIES

            The Board of Directors has fixed the close of business on September 5, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 11,146,237 shares of common stock, no par value per share (the "Common Stock"). Holders of Common Stock are entitled to notice of and to one vote per share of Common Stock owned as of the Record Date at the Annual Meeting.

PROXIES
            Dr. Shelley A. Harrison and Margaret E. Grayson, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Dr. Harrison is Chairman of the Board of Directors and Chief Executive Officer and Ms. Grayson is Vice President of Finance, Chief Financial Officer and Treasurer. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

VOTING OF PROXIES

            Since many SPACEHAB stockholders are unable to attend the Company's Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes on the enclosed proxy card, and sign, date and return the card in the enclosed stamped envelope.

            If no choice is specified and the card is properly signed and returned, the shares will be voted by the persons named as proxies in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

QUORUM; METHOD OF TABULATION

            The holders of at least one-third of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, if represented in person or by proxy, will constitute a quorum at the Annual


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Meeting. Under applicable law and the Company's Articles of Incorporation and
By-Laws, and assuming that a quorum is present, in the election of directors, the persons elected will be the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon; provided that no stockholder shall be allowed to cumulate his votes. At the Annual Meeting, the vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote thereon is required to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company's financial statements for the fiscal year ending June 30, 1998.

            One or more inspectors of election appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

            A Board of 12 directors will be elected at the Annual Meeting. All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Company's Articles of Incorporation authorize the Board of Directors from time to time to determine the number of its members. Vacancies in unexpired terms and any additional positions created by board action may be filled by action of the existing Board of Directors.

            The nominees for whom the enclosed proxy is intended to be voted are set forth below. It is contemplated that all nominees will be available for election, but if one or more is not, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.

NOMINEES FOR ELECTION AS DIRECTORS:

HIRONORI AIHARA

            Mr. Aihara (age 59) has served as a director of the Company since April 1992. Mr. Aihara has held various executive level positions with Mitsubishi Corporation, including Managing Director of Information Systems and Services Group from June 1990 until the present.

ROBERT A. CITRON

            Mr. Citron (age 64) founded SPACEHAB in 1983 and was its Chairman of the Board of Directors, President and Chief Executive Officer from 1983 to 1987. Mr. Citron is currently the President of Kistler Aerospace
Corporation, a Seattle-based space technology company and Executive Director of the Foundation for the Future.

DR. EDWARD E. DAVID, JR.

            Dr. David (age 72) has served as a director of the Company since August 1993. Dr. David is currently the President of EED, Inc., advisors to industry, government and academia on technology, research and innovation.
Dr. David was Science Advisor to President Nixon and Director of the White House Office of Science and Technology from 1970 to 1973. He has also served as President of Exxon Research and Engineering Company from 1977 to 1986, and as Executive Director of Bell Telephone Laboratories from 1950 to 1970. Dr. David is also a director of California Microwave, Inc., Intermagnetics General Corporation, Protein Polymer Technologies Inc., International Media Research Foundation, Inter-Vu, Kenan Systems Corporation, Lord Corporation, and On-Line Computer Library Center, Inc.


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
DR. SHELLEY A. HARRISON

            Dr. Harrison (age 54) has served as the Company's Chief Executive Officer since April 1996, Chairman of the Board of Directors since August 1993 and has been a member of the Company's Board of Directors since 1987. Dr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. In 1973, Dr. Harrison co-founded Symbol Technologies Inc., the world's leading provider of bar-code laser scanners and portable terminals, where he served as Chairman and Chief Executive Officer until 1982. As President of Harrison Enterprises from 1982 to 1986, he managed venture financings and technology start-ups. Since 1987, Dr. Harrison has been a managing general partner of a high technology venture capital fund, Poly Ventures, L.P. ("Poly Ventures"). Dr. Harrison is also a director of NetManage, Inc., Jetfax, Inc., Globecomm Systems Inc. and several privately held high technology portfolio companies. He is a Trustee of Polytechnic University.

DR. SHI H. HUANG

            Dr. Huang (age 71) has served as a director of the Company since July 1990. Dr. Huang is the Chairman of the Board of Chinfon Global Corp., a Republic of China on Taiwan-based conglomerate, which operates 34 affiliated companies in such fields as automobile/motorcycle manufacturing, banking, and trading. Since 1989, Dr. Huang has also served as the Chairman of SPACEHAB Taiwan, Inc., a corporation organized as an investment vehicle for certain Company investors from the Republic of China. Except for its ownership of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company.

CHESTER M. LEE

            Mr. Lee (age 78) has served as a director of the Company since October 1996, and has served as President of the Company since April 1996. Prior to assuming his current responsibilities, Mr. Lee served as the Company's Vice President-Operations since November 1987. Before joining SPACEHAB, Mr. Lee worked for NASA for 23 years. His last position at NASA was Assistant Associate Administrator for Policy, Planning, and Department of Defense-Affairs in the Office of Space Flight at NASA. While working at NASA, Mr. Lee held various other senior positions, including Director of Shuttle Customer Services Division, Director of Space Transportation Utilization Division, Director of Space Transportation Systems Operations, Program Director of the Apollo/Soyuz Project, and Apollo Mission Director for Apollo flights 12 through 17 to the moon.

GORDON S. MACKLIN

            Mr. Macklin (age 69) has served as a director of the Company since October 1996. Mr. Macklin has been Chairman of White River Corporation since 1993. From 1987 to 1992, he was Chairman of Hambrecht & Quist, LLC. Mr. Macklin served as President of the National Association of Securities Dealers, Inc. from 1970 to 1987, and was formerly a partner and Member of the Executive Committee of McDonald & Company, an investment-banking firm, from 1950 to 1970. Mr. Macklin is a director, trustee, or managing general partner, as the case may be, of 50 of the investment companies in the Franklin/Templeton Group, and a director of Fund American, MCI Communications Corporation, CCC Information Services Group, MedImmune, Inc., and Shoppers Express Inc. Mr. Macklin currently serves as a consultant to the Company.

DR. BRAD M. MESLIN

            Dr. Meslin (age 38) has served as a director of the Company since April 1985 and as a Vice President of the Company from December 1984 to April 1985. Since 1984, Dr. Meslin has served as Managing Director of CSP Associates, Inc., an international aerospace and defense management consulting firm. Dr. Meslin currently serves as a consultant to the Company.


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
DR. UDO POLLVOGT

            Dr. Pollvogt (age 59) has served as a director of the Company since August 1993. Dr. Pollvogt is currently Executive Vice President for Government Relations of Daimler-Benz Aerospace. Prior to that, he was the President of the Space Infrastructure Division of Deutsche Aerospace AG from 1991 to 1995 and Vice President of the Columbus Program of MBB-ERNO Raumfahrnechnik GmbH, an aerospace corporation, from 1990 to 1991.

ALVIN L. REESER

            Mr. Reeser (age 69) has served as a director of the Company since August 1991. Mr. Reeser was President and Chief Executive Officer of
SPACEHAB from August 1991 until his retirement in October 1994. Prior to joining SPACEHAB, Mr. Reeser was the Executive Vice President and General Manager of USBI Co., an aerospace corporation, from March 1987 to August 1991.

JAMES R. THOMPSON

            Mr. Thompson (age 61) has served as a director of the Company since August 1993. Mr. Thompson is a director, Executive Vice President and General Manager of the Launch Systems Group of Orbital Sciences Corporation ("Orbital Sciences"), which he joined following his service as NASA's Deputy Administrator from 1989 to 1991. Prior to that time, Mr. Thompson served as Director of the Marshall Spaceflight Center in Huntsville, Alabama from September 1986 to July 1989. Mr. Thompson is also a director of Nichols Research Corporation.

PROF. ERNESTO VALLERANI

            Professor Vallerani (age 61) has served as a director of the Company since July 1990. Professor Vallerani is President and a director of Alenia Spazio, S.p.A ("Alenia Spazio"). Professor Vallerani has more than 30 years experience in international aerospace projects.

STOCKHOLDER AGREEMENTS

            Four stockholders of the Company have entered into separate letter agreements in which each agreed to vote its shares of Common Stock to elect the nominee proposed by Mitsubishi Corporation. Mr. Aihara is such nominee.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board Meetings

            In fiscal year 1997, there were 3 meetings of the Board of Directors (including regularly scheduled and special meetings). During fiscal year 1997, each of the following four directors of the Company participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which he served: Hironori Aihara, Dr. Shi H. Huang, Dr. Udo Pollvogt and Prof. Ernesto Vallerani.

Committees of the Board of Directors

            The Committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the Executive Committee. The Board of Directors does not have a Nominating Committee. Information concerning the committees is set forth below.


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
            The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as oversees the performance, and reviews the scope, of the audit performed by the Company's independent accountants. The Audit Committee also reviews audit plans and procedures, changes in accounting policies and the use of the independent accountants for non-audit services. The Audit Committee currently consists of Mr. Macklin (Chairman), Dr. Meslin and Mr. Thompson. During fiscal 1997, the Audit Committee met one time.

            The Compensation Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company. The Compensation Committee is also responsible for administering the Company's Stock Incentive Plan, the Director's Plan and the 1997 Employee Stock Purchase Plan in accordance with the terms and conditions set forth therein. The Compensation Committee currently consists of Mr. Thompson (Chairman), Dr. David and Dr. Harrison. During fiscal 1997, the Compensation Committee met five times.

            The Executive Committee is responsible for all matters which arise between regular meetings of the Board of Directors and has all the powers and authority of the Board, except as such powers and authority may be limited by the Company's By-Laws or applicable statutes. The Executive Committee currently consists of Dr. Harrison (Chairman), Mr. Macklin, Dr. Meslin, Mr. Reeser and Mr. Thompson. During fiscal 1997, the Executive Committee met eight times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            Dr. Harrison, the Company's Chairman and Chief Executive Officer, is a member of the Compensation Committee.

Director Compensation

            All directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors and non-employee directors receive a fee of $500 per day for each meeting of the Board of Directors they attend. The Company also has the Directors' Plan pursuant to which each member of the Board of Directors who is not an employee of the Company, who is elected or continues as a member of the Board of Directors, is entitled to receive annually options to purchase 5,000 shares of Common Stock at an exercise price equal to fair market value; provided, however, that no director may receive under the Directors' Plan, as currently in effect, options to purchase an aggregate of more than 25,000 shares of Common Stock. The Company does not pay any additional remuneration to officers of the Company for serving as directors.

EXECUTIVE OFFICERS WHO ARE NOT NOMINEES

            Set forth below is a summary of the background and business experience of the executive officers of the Company who are not nominees for director.

David A. Rossi

            Mr. Rossi (age 40) has served as the Company's Senior Vice President
- Business Development since February 1991. Prior to joining the Company, Mr. Rossi held several positions at Orbital Sciences, a publicly held space technology company, including Director of Business Development.

Margaret E. Grayson

            Ms. Grayson (age 50) has served as the Company's Chief Financial Officer since September 1994 and as the Company's Treasurer since September 1995. Prior to joining the Company, Ms. Grayson served as Chief Financial Officer of CD Radio, Inc., a satellite-based mobile customized radio service, from September 1993 to September 1994, and Vice President of Finance and Treasurer of Standard Technology,

Inc., a systems integrator and manufacturer, from August 1990 to September 1993.

John M. Lounge

            Mr. Lounge (age 57) has served as the Company's Vice President Flight Systems Development since 1996. Prior to assuming his current responsibilities, Mr. Lounge served as the Company's Mir Program Manager since August 1995 and served as the Company's Director of Flight Operations since June 1991. Prior to joining the Company, Mr. Lounge was an astronaut and flew on three Space Shuttle missions.

M. Dale Steffey

            Mr. Steffey (age 62) has served as the Company's Vice President Engineering and Integration since September 1995 and manager of the Company's payload processing facility since July 1991. From 1957 to 1991, Mr. Steffey held numerous senior executive positions with McDonnell Douglas, including Delta Launch Director, Delta Base Manager, Spacelab Program Manager, Director of Huntsville Operations, Director of Space Station Ground Operations, and Vice President - Deputy General Manager of Kennedy Space Center Operations.

William S. Dawson

            Mr. Dawson (age 42) has served as the Company's General Counsel since April 1996 and as the Company's Secretary since January 1997. Prior to joining the Company, Mr. Dawson practiced corporate and government contract law in the Washington D.C. office of the national law firm of Seyfarth, Shaw, Fairweather and Geraldson, and from January 1992 to March 1996 served as Deputy General Counsel of Government Technology Services, Inc., the largest reseller of computer products to the Federal government.

                PROPOSAL 2 - APPOINTMENT OF INDEPENDENT AUDITORS

            The Audit Committee recommended and the Board of Directors approved the appointment of KPMG Peat Marwick LLP as independent public accountants for fiscal 1998, subject to stockholder ratification. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of KPMG Peat Marwick LLP in prior years as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG Peat Marwick LLP in these respects.

            KPMG Peat Marwick LLP has served as the Company's independent auditor since 1985. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make such statements as they may desire. They are also expected to be available to respond to appropriate questions from the stockholders present.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1998.


           PROPOSAL 3 - APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN

            At the January 29, 1997 meeting of the Board of Directors, the Board of Directors approved three categories of amendments to the Company's 1994 Stock Incentive Plan (the "Stock Incentive Plan"), subject to stockholder approval at the Annual Meeting. The first such amendment would increase the maximum number of shares of Common Stock reserved for issuance under the Stock Incentive Plan from 1,250,000 to 2,750,000. The Board of Directors approved this amendment to increase the number of shares subject to the Stock Incentive Plan in order to allow it to continue to provide long-term incentives to


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
employees and consultants of the Company. The second category of amendments is intended to conform the terms of the Stock Incentive Plan to recent changes made to Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). Among other technical changes, the Rule 16b-3 amendments would change the provisions of the Stock Incentive Plan relating to plan administration to allow for administration by members of the Board of Directors who satisfy the definition of "non-employee director" under new Rule 16b-3. The third category of amendments is intended to satisfy certain conditions of Section 162(m) ("Section 162(m)") of the United States Internal Revenue Code of 1986, as amended (the "Tax Code"), which limits the amount of tax deductible compensation that may be paid to individual executive officers of publicly held companies to $1 million per year. The Section 162(m) amendments would allow the Company to preserve the tax deductibility of stock options granted to the Company's executive officers by complying with the requirements for exemption under Section 162(m). Among other technical amendments, the Section 162(m) amendments would (i) impose a limitation of 200,000 on the number of shares underlying stock options that may be granted under the Stock Incentive Plan to any one participant during any one calendar year and (ii) allow administration of the Stock Incentive Plan by members of the Board of Directors who satisfy the definition of "outside director" under Section 162(m).

            During fiscal 1997, the Company retained an independent compensation consultant to evaluate its compensation practices. In addition, during fiscal 1997, management of the Company conducted an evaluation of the continued appropriateness of the Stock Incentive Plan relative to the Company's growth in recent years. At the time the Stock Incentive Plan was originally adopted, the Company had 6 employees. As of June 30, 1997, the Company and its subsidiary had 61 employees. Management noted the increase in the personnel employed by the Company and its subsidiary and the potential that the Company might consider acquisitions of other businesses, in which case the ability to make additional option grants would be desirable. Therefore, management determined that an increase of 1,500,000 new shares under the Stock Incentive Plan would be needed. In addition, in April 1997, the Company determined that an aggregate of 1,150,405 options to purchase shares of Common Stock previously granted did not continue to represent effective long-term incentives as the exercise prices at which such options were granted were above the then current share price of the Common Stock. As a result, the Company granted an aggregate of 815,300 options, which utilized the existing shares remaining under the Stock Incentive Plan. An additional 644,256 options already outstanding were canceled and returned to the Stock Incentive Plan to be made available for the April 1997 grants. As a result, no shares are currently available for grant under the Stock Incentive Plan.

            The primary features of the Stock Incentive Plan are summarized below. The summary is qualified by, and subject to, the full text of the Stock Incentive Plan, as proposed to be amended and restated, a copy of which is attached as Exhibit A and should be referred to for a complete statement of the terms of the Stock Incentive Plan.

                                  PLAN SUMMARY

Administration and Operation of the Plan

            The Compensation Committee of the Board of Directors or such other appropriate committee of directors as the Board of Directors shall designate (the "Committee") has all powers with respect to the administration of the Stock Incentive Plan, including without limitation, selecting which persons will receive awards and the extent of the award, determining the terms and conditions of the award, and resolving all questions arising under the Stock Incentive Plan. Under the Stock Incentive Plan, stock options, stock appreciation rights, restricted stock and performance share awards may be granted by the Committee for the purpose of attracting and motivating key employees and consultants of the Company and to provide long-term incentive compensation to the Company's employees. The Stock Incentive Plan permits the extension of loans by the Company to a participant in connection with the payment of the exercise price of options, the purchase price of restricted shares or the tax incurred with respect to any award. Furthermore, the Committee may provide for a payment in the form of cash or shares of Common Stock to offset a participant's tax incurred with respect to the receipt of an award and any such tax offset payment. All awards under the Stock Incentive Plan become immediately exercisable and fully vested upon a "change of control" of the Company (as defined therein).


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
Eligibility

            Officers and other key employees and consultants of the Company (or its subsidiaries) are eligible to be granted awards under the Stock Incentive Plan. Participants under the Stock Incentive Plan are selected from time to time by the Committee from among those eligible employees.

Number of Shares Available

            The maximum number of shares initially reserved for issuance under the Stock Incentive Plan was 1,250,000 shares. As of June 30, 1997, options to purchase 1,250,000 shares of Common Stock pursuant to the Stock Incentive Plan were issued and outstanding. Since the inception of the Stock Incentive Plan, the Committee has not granted any stock appreciation rights, restricted stock awards or performance share awards, nor has it made any loans or tax offset payments. Providing that the proposed amendment to the Stock Incentive Plan is approved by stockholders, the aggregate number of shares of Common Stock reserved for issuance upon exercise of options granted under the Stock Incentive Plan will be increased to and shall not exceed 2,750,000 shares.

            If any shares of Common Stock that are the subject of an award are not issued for any reason, such shares shall no longer be charged against the maximum share limitation and may again be made subject to awards under the Stock Incentive Plan. In the event of certain corporate reorganizations, recapitalizations, or other specified transactions affecting the Company or the Common Stock, the Committee may make appropriate adjustments to the number of shares available for grant and to the number of shares and prices under outstanding awards made before the event.

Stock Options

            The Stock Incentive Plan authorizes the grant of non-qualified stock options to employees and consultants of the Company and its subsidiaries. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The exercise price of a non-qualified stock option may be determined by the Committee in its discretion. The exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant. The value of Common Stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited by the Tax Code to $100,000. The term of stock options granted under the Stock Incentive Plan shall be fixed by the Committee, except that the maximum term for incentive stock options is 10 years from the date of grant. The Committee shall determine the extent to which an option shall become and/or remain exercisable in the event of the termination of employment or service of a participant under certain circumstances, including retirement, death or disability, subject to certain limitations for incentive stock options. Under the Stock Incentive Plan, the exercise price of an option is payable by the participant in cash or, in the discretion of the Committee, in Common Stock or through the extension of a loan by the Company or a combination thereof, or through any other means approved by the Committee.

Stock Appreciation Rights

            The Committee may award stock appreciation rights to participants under the Stock Incentive Plan. A stock appreciation right entitles the holder, upon exercise, to a payment based on the difference between the base price assigned to the stock appreciation right by the Committee on the date of grant and the fair market value of the Company's Common Stock on the date of exercise. A stock appreciation right shall be in the form and have the terms and conditions as specified by the Committee. In the event of a "change of control" (as defined in the Stock Incentive Plan), the Committee may limit the exercise of stock appreciation rights to within the 60-day period following the occurrence of the change of control and may also provide that the amount to be paid upon exercise of a stock appreciation right shall be based on the "change of control price" determined pursuant to the Stock Incentive Plan.

Restricted Stock

            The Committee may award shares of Common Stock to participants under the Stock Incentive Plan, subject to such restrictions on transfer and conditions of forfeiture as it deems appropriate. Such conditions may include requirements as to the continued service of the participant with the Company or a subsidiary, the attainment of specified performance goals or such other criteria as may be determined by the Committee. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant shall have such rights of a stockholder of the Company, which may include voting and dividend rights, as the Committee may provide. The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of a participant's restricted stock.

Performance Share Awards

            The Committee may grant performance share awards under the Stock Incentive Plan. Performance share awards are payable in shares of Common Stock upon the attainment of specified performance goals or such other criteria as the Committee may determine. At the time of grant, the Committee establishes the number of performance shares to be awarded to any employee and the duration of the performance period. At the end of the performance period, the employee receives the number of shares of Common Stock covered by the performance share award, cash equal to the fair market value of such Common Stock, or a combination of shares and cash, as the Committee may determine. Except as may be provided by the Committee, in the event of an employee's termination of employment before the end of the performance period, such employee's performance share award shall be forfeited. The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, stock or cash under a performance share award.

Termination of Employment

            If a participant's employment with the Company or a subsidiary terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, such participant's option grants shall be exercisable to the extent determined by the Committee.

Amendment or Termination of the Plan

            The Board of Directors may discontinue the Stock Incentive Plan at any time and may amend it from time to time. No amendment or discontinuation of the Stock Incentive Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except as required to satisfy applicable regulatory requirements.

Fiscal 1997 Option Grants

            An aggregate of 1,027,350 stock options were granted during fiscal 1997 to Company employees. During fiscal 1997, each of the Named Executive Officers received the number of stock options set forth following his or her name: Dr. Shelley A. Harrison (322,700); Chester M. Lee (186,865); David A. Rossi (82,863); John M. Lounge (74,116); and Margaret E. Grayson (65,000). See "Executive Compensation - Option Grants in Fiscal 1997." As of September 10, 1997, the closing price of a share of Common Stock on the Nasdaq National Market was $10.50 per share.

Basic Federal Tax Consequences

            The following is a general description of the current federal income tax consequences to participants and the Company relating to options and other awards that may be granted under the Stock Incentive Plan. This discussion does not purport to cover all tax consequences relating to options or other awards.

            The grant of a stock option under the Stock Incentive Plan will not generally result in taxable income for the participant, nor in a deductible compensation expense for the Company, at the time of grant. The participant will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-qualified option, the participant will recognize ordinary income in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, and the Company will generally be entitled to a corresponding tax deduction. The treatment of a participant's disposition of shares of Common Stock acquired upon the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a non-qualified option. Generally , there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable incentive stock option holding period has been satisfied.

            The current federal income tax consequences of other awards authorized under the Stock Incentive Plan generally follow certain basic patterns: stock appreciation rights are subjected to income tax upon exercise in substantially the same manner as non-qualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and performance shares generally are subject to tax at the time of payment. In each of the foregoing cases, the Company generally has a corresponding tax deduction at the time the participant recognizes taxable income.

            Approval of the amendment of the Stock Incentive Plan requires the affirmative vote of the majority of the Company's shares present, or represented, and entitled to vote. Continuation of the Stock Incentive Plan, as amended and restated to reflect the foregoing amendments, will be subject to the approval of the stockholders of this Proposal 3.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE STOCK INCENTIVE PLAN.


           PROPOSAL 4 - APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN

            The Board of Directors, at its meeting held on January 29, 1997, approved the 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"), upon the recommendation of the Compensation Committee. The Stock Purchase Plan, which will become effective as of October 1, 1997, is being presented for stockholder approval to enable the Stock Purchase Plan to qualify under Section 423 of the Tax Code. The purpose of the Stock Purchase Plan is to enhance stockholder value and promote the attainment of significant business objectives of the Company by allowing employees to purchase the Company's Common Stock at a discount of 15%, thereby giving employees an interest in common with that of the stockholders.

            The primary features of the Stock Purchase Plan are summarized below. The summary is qualified by, and subject to, the full text of the Stock Purchase Plan, a copy of which is attached as Exhibit C and should be referred to for a complete statement of the terms of the Stock Purchase Plan.

                                  PLAN SUMMARY

Administration and Operation of the Plan

            The Stock Purchase Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee of directors as the Board of Directors shall designate (the "Committee"). The Committee has discretionary authority to interpret the Stock Purchase Plan and to determine all questions arising in the administration, application and operation of the Stock Purchase Plan. The Committee determines the compensation and benefits of all officers of the Company and establishes general policies relating to compensation and benefits of employees of the Company.

            Each employee eligible to participate in the Stock Purchase Plan will be granted an option to contribute from one and ten percent of the employee's compensation towards the purchase of the Company's Common Stock at a purchase price for each calendar quarter (a "Plan Quarter") equal to the lower of (x) 85% of the fair market value of a share of the Company's Common Stock on the first day of the Plan Quarter and (y) 85% of the fair market value of a share of the Company's Common Stock on the last day of the Plan Quarter. Fair market value is defined in the Stock Purchase Plan as the closing price of the Company's Common Stock on the relevant date. The amount to be contributed by a participant will be deducted from each paycheck, held for the participant during a Plan Quarter and applied towards the purchase of the Company's Common Stock on the last day of the Plan Quarter. Unless otherwise determined by the Committee, amounts held for a participant during a Plan Quarter will not bear interest. A participant may change the percentage of his or her compensation to be contributed for any given Plan Quarter at least 15 days prior to the beginning of that period and may elect not to participate with respect to one or more plan periods.

            The Company will bear the costs of administration of the Stock Purchase Plan, including any fees, costs and expenses relating to the purchase of shares. The employee will be responsible for all fees, costs and expenses due upon the sale of any shares purchased under the Stock Purchase Plan.

            No employee will have the right to purchase stock under the Stock Purchase Plan if (a) immediately after acquiring the right to purchase stock the employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary (taking into account all stock the ownership of which would be attributable to the employee under applicable provisions of the Tax Code), (b) such right would permit the employee's right to purchase stock under the Stock Purchase Plan and any other stock purchase plans of the Company and its subsidiaries in effect from time to time to exceed $25,000 of fair market value of such stock (determined as of the first day of each Plan Quarter) for each calendar year, or (c) which would permit such employee the right to purchase more than 10,000 shares (or such other number of shares as may be determined in advance for any Plan Quarter by the Committee) of Common Stock in any Plan Quarter.

Eligibility

            Any employee of the Company or any subsidiary designated by the Committee who customarily works at least 20 hours per week and more than five months per year is eligible to participate in the Stock Purchase Plan. Approximately 61 employees currently are eligible to participate in the Stock Purchase Plan. Non-employee directors of the Company are not eligible to participate in the Stock Purchase Plan.

Number of Shares Available

            The number of shares available for purchase under the Stock Purchase Plan is 1,500,000. Such shares will be newly issued shares reserved for issuance under the Stock Purchase Plan, treasury shares, shares purchased on the open market, or any combination thereof. Shares purchased for a participant will be held for the participant unless a participant requests that a certificate be issued for such shares. The participant will have the right to vote and be entitled to dividends, if any, on shares held for the participant's account. Any cash dividends paid with respect to shares held for the account of a participant shall be, as determined by the Committee on a uniform basis as to all participants, either (i) distributed to the participant or (ii) credited to the participant's account and used, in the same manner as payroll deductions, to purchase additional shares under the Stock Purchase Plan on the last day of the Plan Quarter.

Termination of Employment

            Upon a participant's termination of employment for any reason (other than death, retirement or permanent disability) all contributions to the participant's account will cease, such participant shall cease to be a participant as of the date of such termination of employment, and, as soon as practicable, the participant will receive the cash balance remaining in the participant's account and a certificate or certificates evidencing the stock purchased by the participant. If a participant shall retire, become permanently disabled or die, contributions to the participant's account will cease and the participant or the participant's representative may elect to withdraw the remaining cash balance or, in the event that no election to withdraw has been made, the remaining cash balance shall be applied to the purchase of stock on the last day of the Plan Quarter.

Amendment or Termination of the Stock Purchase Plan

            The Company may, at any time, by action of the Board of Directors, amend, suspend or discontinue the Stock Purchase Plan, in whole or in part.

Basic Federal Tax Consequences

            The following is a general description of the current federal income tax consequences to participants and the Company relating to the grant of options to purchase and purchases of stock under the Stock Purchase Plan. This discussion does not purport to cover all tax consequences relating to the Stock Purchase Plan.

            No federal income tax will be recognized by the participant upon the grant of the option to purchase stock or upon the purchase of the stock under the Stock Purchase Plan. If a participant disposes of stock purchased under the Stock Purchase Plan within two years from the first day of the Plan Quarter during which such stock was purchased, at the time of disposition the participant will recognize (a) ordinary income equal to the fair market value of the stock on the day it was purchased less the amount paid for the shares, and
(b) a capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (a) above) and the amount realized upon the disposition of the stock. If the participant holds the stock for more than one year, the capital gain or loss will be a long-term capital gain or loss. The Company generally will be entitled to a deduction in the amount of the ordinary income on which the participant is taxed under subparagraph (a) above. A participant must notify the Company if the participant disposes of any stock purchased under the Stock Purchase Plan within two years from the first day of the Plan Quarter during which such stock was purchased.

            If a participant disposes of stock purchased under the Stock Purchase Plan more than two years from the first day of the Plan Quarter during which such stock was purchased, at the time of the disposition the participant will recognize ordinary income equal to the lesser of (x) the excess of the fair market value of the stock on the date of disposition over the amount paid for such stock, and (y) 15% of the fair market value of such stock at the beginning of the Plan Quarter in which the stock was purchased. In addition, the participant will recognize a long-term capital gain or loss equal to the difference between the participant's basis in the stock (the amount paid for the stock plus the amount taxed as ordinary income under subparagraph (x) above) and the amount realized upon the disposition of the stock. The Company will not be entitled to any deduction.

New Plan Benefits

            It is not possible at this time to determine the dollar value of benefits available under the Stock Purchase Plan. The table below sets forth the aggregate of the dollar values of the excess of the fair market values of the stock on the last day of each Plan Quarter over the dollar amount of stock that would have been purchased during the period from July 1, 1996 through June 30, 1997 (the four most recent calendar quarters) by the Named Executive Officers (as defined hereinafter), all current executive officers as a group (the "Executive Group"), all current directors who are not executive officers as a group (the "Non-Executive Director Group") and all employees, including all current officers who are not executive officers, as a group (the "Employee Group") if the Stock Purchase Plan had been in effect during such period and each had elected to participate to the maximum extent permissible of ten percent of his or her salary.

                        1997 Employee Stock Purchase Plan

       Name                                           Dollar Value(1)
       ----                                           ---------------
       Dr. Shelley A. Harrison                           $  7,343
       Chester M. Lee                                    $  5,509
       David A. Rossi                                    $  4,392
       Margaret E. Grayson                               $  4,355
       John M. Lounge                                    $  4,407
       Executive Group                                   $ 26,006
       Non-Executive Director Group(2)                          0
       Employee Group                                          (3)

(1) Assuming that each employee had contributed the maximum of 10% of his or her base pay up to the maximum of $25,000 during the period from July 1, 1996, though June 30, 1997, the table reflects the dollar value (calculated as described below) of the shares that would have been purchased had the Stock Purchase Plan been in effect for all of such period. The dollar value has been calculated by adding for each Plan Quarter the amount obtained by multiplying (x) the number of shares that would have been purchased in such Plan Quarter by (y) (i) the fair market value of the stock on the last day of such Plan Quarter, minus (ii) the price the employee would have paid for the stock purchased on that day.

(2) Non-employee directors are not eligible to participate in the Stock Purchase Plan.

(3)   It is not possible to calculate the dollar value for the Employee Group.

            Approval of the Stock Purchase Plan requires the affirmative vote of a majority of the Company's shares present, or represented, and entitled to vote. If the stockholders do not approve the Stock Purchase Plan, the Stock Purchase Plan will not go into effect and the Board of Directors will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.



             PROPOSAL 5 - APPROVAL OF AMENDMENTS TO DIRECTORS' PLAN

            In November 1995, the Company adopted a directors' stock option plan (the "Directors' Plan"), as a means for non-employee members of the Board of Directors to acquire an equity interest in the Company and to secure for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the continued growth and success of the Company.

            At the August 20, 1997 meeting of the Executive Committee of the Board of Directors, the following amendments to the Directors' Plan were approved, subject to approval by the stockholders pursuant to this Proxy Statement: (i) the aggregate number of shares of Common Stock with respect to which options may be issued under the Directors' Plan shall be increased to 500,000, (ii) each participant under the Directors' Plan shall be granted an option to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director and (iii) a one-time grant of an option to purchase 10,000 shares of Common Stock shall be made to each incumbent non-employee director.

            The Company believes that the successful establishment of corporate strategies and objectives is enhanced by the contributions, guidance and experience of persons who serve on the Board of Directors as outside directors. Therefore, the ability to attract and retain such persons is in the best interest of the Company and its stockholders. During fiscal 1997, the Company retained an independent compensation consultant to evaluate its compensation practices. The Board of Directors believes that the proposed amendments to the Directors' Plan, including the establishment of an initial option grant along with a one-time make-up grant for incumbent outside directors, is consistent with prevailing practices in the Company's industry relating to the compensation of outside directors.

            The primary features of the Directors' Plan are summarized below. The summary is qualified by, and subject to, the full text of the Directors' Plan, as proposed to be amended and restated, a copy of which is attached as Exhibit B and should be referred to for a complete statement of the terms of the Directors' Plan.

                                  PLAN SUMMARY

Administration and Operation of the Plan

            The authority to manage and control the operation and administration of the Directors' Plan is vested in a committee consisting of two or more members of the Board of Directors, although such committee cannot direct the number, timing or price of options granted to eligible recipients thereunder.

            Non-employee directors of the Company are eligible to participate in the Directors' Plan. Under the current Directors' Plan, effective as of the date of each annual meeting of stockholders, each non-employee director of the Company who is elected or continues as a member of the Board of Directors of the Company shall be awarded an option to purchase 5,000 shares of Common Stock. The aggregate number of shares of Common Stock with respect to which options may be issued under the Directors' Plan is 250,000. If the proposed amendments to the Directors' Plan are adopted, (i) the aggregate number of shares of Common Stock with respect to which options may be issued under the Director's Plan shall be increased to 500,000, (ii) each participant under the Directors' Plan shall be granted an option to purchase 10,000 shares of Common Stock on the date on which such person first becomes a director and (iii) a one-time grant of an option to purchase 10,000 shares of Common Stock shall be made to each incumbent non-employee director.

            Each option grant under the Directors' Plan vests after the first anniversary of the date of grant and expires six years thereafter. The number of shares of Common Stock related to awards that expire unexercised or are forfeited, surrendered, terminated or canceled are available for future awards under the Directors' Plan. If a director's service on the Board of Directors terminates for any reason other than death, all vested options may be exercisable by such director until the earlier of his or her death or the expiration date of the option grant. In the event of a director's death, any options which such director was entitled to exercise on the date immediately preceding his or her death may be exercised by a transferee of such director for the six-month period after the date of the director's death.

Number of Shares Available

            The maximum number of shares initially reserved for issuance under the Directors' Plan was 250,000 shares. As of August 31, 1997, the Company had granted 50,000 options under the Directors' Plan.

Amendment or Termination of the Plan

            Subject to any approval of the stockholders of the Company which may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Directors' Plan. No amendment or suspension of the Directors' Plan shall alter or impair any option previously granted under the Directors' Plan without the consent of the holder thereof.

Fiscal 1997 Option Grants

            An aggregate of 50,000 stock options were granted pursuant to the Director's Plan during fiscal 1997 to non-employee directors of the Company. During fiscal 1997, each of the Company's non-employee directors received the number of stock options set forth following his name: Hironori Aihara (5,000); Robert A. Citron (5,000); Dr. Edward E. David, Jr. (5,000); Dr. Shi
H. Huang (5,000); Gordon S. Macklin (5,000); Dr. Brad M. Meslin (5,000); Dr. Udo Pollvogt (5,000); Alvin L. Reeser (5,000); James R. Thompson (5,000) and Prof. Ernesto Vallerani (5,000). As of September 10, 1997, the closing price of a share of Common Stock on the Nasdaq National Market was $10.50 per share.

Basic Federal Tax Consequences

            The following is a general description of the current federal income tax consequences to participants and the Company relating to options granted under the Directors' Plan. This discussion does not purport to cover all tax consequences relating to options or other awards.

            The grant of a stock option under the Directors' Plan will not generally result in taxable income for the participant, nor in a deductible compensation expense for the Company, at the time of grant. Upon exercising an option, the participant will recognize ordinary income in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, and the Company will generally be entitled to a corresponding tax deduction. The treatment of a participant's disposition of shares of Common Stock acquired upon the exercise of an option is dependent upon the length of time the shares have been held. There will be no tax consequence to the Company in connection with the disposition of shares acquired under an option.

            Approval of the amendment of the Directors' Plan requires the affirmative vote of the majority of the Company's shares present, or represented, and entitled to vote. Continuation of the Directors' Plan, as amended and restated to reflect the foregoing amendments, will be subject to the approval of the stockholders of this Proposal 5.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE DIRECTORS' PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth at June 30, 1997, certain information regarding the beneficial ownership of Common Stock held by (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each of the Company's directors and director nominees, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group:

                                                                      Beneficial Ownership

                                                                  Number of Shares   Percent(1)
                                                                  ----------------   ----------
PRINCIPAL STOCKHOLDERS:
Zesiger Capital Group LLC ...................................       1,335,420(2)        11.9
State of Wisconsin Investment Board .........................       1,063,000(3)         9.5
SPACEHAB Taiwan, Inc. .......................................         791,666(4)         7.1
Mitsubishi Corporation ......................................         639,581(5)         5.7

NON-EMPLOYEE DIRECTORS:
Hironori Aihara .............................................           8,332(6)           *
Robert A. Citron ............................................          88,529(7)           *
Dr. Edward E. David, Jr .....................................           9,332(8)           *
Dr. Shi H. Huang ............................................         920,017(9)         8.2
Gordon S. Macklin ...........................................          30,000(10)          *
Dr. Brad M. Meslin ..........................................          66,257(11)          *
Dr. Udo Pollvogt ............................................           8,332(12)          *
Alvin L. Reeser .............................................         120,790(13)        1.0
James R. Thompson ...........................................           8,332(14)          *
Prof. Ernesto Vallerani .....................................           8,332(15)          *

NAMED EXECUTIVE OFFICERS:
Dr. Shelley A. Harrison .....................................         687,971(16)        6.0
Chester M. Lee ..............................................         210,695(17)        1.8
David A. Rossi ..............................................          61,832(18)          *
Margaret E. Grayson .........................................          32,383(19)          *
John M. Lounge ..............................................          62,157(20)          *

ALL DIRECTORS AND EXECUTIVE OFFICERS  AS A GROUP (16 PERSONS)       2,398,038           21.5
                                                                    =========           ====

----------
* Indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of June 30, 1997, the Company had 11,146,237 shares of Common Stock outstanding.

(2) Represents (i) warrants to purchase 3,021 shares of Common Stock and (ii) 1,332,399 shares of Common Stock held by Zesiger Capital Group LLC ("ZCG") in discretionary accounts for the benefit of its clients. ZCG disclaims beneficial ownership of all warrants and shares of Common Stock held by it. Its address is 320 Park Avenue, New York, New York 10022.

(3) Includes an aggregate of 1,063,000 shares of Common Stock held by State of Wisconsin Investment Board in discretionary accounts for the benefit of its clients. Its address is P.O. Box 7842, Madison, Wisconsin 53707.

(4) Except for its ownership of shares of Common Stock, SPACEHAB Taiwan, Inc. has no other affiliation with the Company. Its address is 14th Floor No. 180, Chang-Shiao E. Road, Sec. 4, Taipei, Taiwan, R.O.C.

(5) Includes an aggregate of 614,582 shares of Common Stock and warrants to purchase 24,999 shares of

     Common Stock beneficially owned by Mitsubishi Corporation and its affiliates. The address of Mitsubishi Corporation is 3-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan.

(6) Represents options to purchase 8,332 shares of Common Stock. Excludes 614,582 shares of Common Stock and warrants to purchase 24,999 shares of Common Stock held by Mitsubishi Corporation and its affiliates. Mr. Aihara is the Managing Director of Information Systems and Services Group of Mitsubishi Corporation. Mr. Aihara disclaims beneficial ownership of all warrants and shares of Common Stock held by Mitsubishi Corporation and its affiliates.

(7)  Includes options to purchase 8,332 shares of Common Stock.

(8)  Includes options to purchase 8,332 shares of Common Stock.

(9) Includes: (i) options to purchase 8,332 shares of Common Stock and 791,666 shares of Common Stock held by SPACEHAB Taiwan, Inc., of which Dr. Huang is Chairman and shares voting and investment power with respect to such shares of Common Stock and (ii) 120,019 shares of Common Stock held by Chinfon Global Corp., of which Dr. Huang is the Chairman of the Board and retains investment and voting power with respect to such securities. Dr. Huang's address is c/o SPACEHAB Taiwan, Inc., 14th Floor No. 180, Chang-Shiao E. Road, Sec. 4, Taipei, Taiwan, R.O.C.

(10) Represents (i) 20,000 shares of Common Stock held in the Gordon S. Macklin Family Trust, and (ii) options to purchase 10,000 shares of Common Stock.

(11) Includes: (i) 1,537 shares of Common Stock held in the CSP Associates, Inc. ("CSP") Profit Sharing Plan & Trust for the benefit of Dr. Meslin; (ii) 11,678 shares of Common Stock held by CSP, of which Dr. Meslin is the managing director; (iii) warrants to purchase 18,375 shares of Common Stock and (iv) options to purchase 8,332 shares of Common Stock. Dr. Meslin disclaims beneficial ownership of all shares of Common Stock held by CSP which are not held for his benefit.

(12) Represents options to purchase 8,332 shares of Common Stock.

(13) Includes options to purchase 119,790 shares of Common Stock.

(14) Represents options to purchase 8,332 shares of Common Stock.

(15) Includes options to purchase 8,332 shares of Common Stock. Excludes 145,000 shares of Common Stock and warrants to purchase 198,416 shares of Common Stock held by Alenia Spazio, of which Prof. Vallerani serves as President. Prof. Vallerani disclaims beneficial ownership of all shares of Common Stock and all warrants held by Alenia Spazio.

(16) Includes: (i) 14,338 shares of Common Stock; (ii) options to purchase 407,094 shares of Common Stock; (iii) warrants to purchase 113,416 shares of Common Stock held by Poly Ventures, of which Dr. Harrison is a managing general partner and shares voting and investment power with respect to shares of Common Stock beneficially owned by Poly Ventures and its affiliates; (iv) options held by Poly Ventures Associates, Inc. to purchase 70,832 shares of Common Stock; and (v) 82,291 shares of Common Stock held by Harrison Enterprises, Inc., of which Dr. Harrison is a director and officer and retains sole voting and investment power with respect to such shares.

(17) Includes warrants and options to purchase 672 and 204,181 shares of Common Stock, respectively.

(18) Includes options to purchase 56,832 shares of Common Stock.

(19) Includes options to purchase 31,383 shares of Common Stock.

(20) Includes options to purchase 60,057 shares of Common Stock.

EXECUTIVE COMPENSATION

                           Summary Compensation Table

            The following table summarizes the compensation paid by the Company for the last three fiscal years to its Chief Executive Officer and the Company's four other most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").


                                      ANNUAL COMPENSATION                                          LONG-TERM
                                                                                                  COMPENSATION
----------------------------------------------------------------------------------------------------------------
                                                                                    Other          Securities
          Name and                                                                 Annual          Underlying
     Principal Position                Fiscal Year    Salary ($)     Bonus($)    Comp.($)(1)     Options/SARs(#)
     ------------------                -----------    ----------     --------    -----------     ---------------
Dr. Shelley A. Harrison ...........       1997          264,107       116,875          --            322,700
    Chairman and Chief                    1996(3)         8,546        35,117     125,685(4)         420,000
    Executive Officer(2)                  1995               --            --          --                 --

Chester M. Lee ....................       1997          200,000        75,000          --            186,865
    President (5)                         1996(3)       109,375        31,945          --            110,416
                                          1995          112,467        15,000          --                 --

David A. Rossi ....................       1997          159,167        40,000          --             82,863
    Senior Vice President -               1996(3)       112,500        32,652          --             29,166
    Business Development                  1995          116,094        50,000          --                 --

John M. Lounge ....................       1997          160,000        40,000          --             63,383
    Vice President - Flight Systems       1996(3)        98,059        28,638          --             25,000
    Development                           1995          108,900        10,000          --                 --

Margaret E. Grayson ...............       1997          157,083        57,450          --             65,000
    Vice President of Finance             1996(3)        93,750        28,638          --                 --
    (CFO), Treasurer and Assistant        1995          102,708        15,000          --                 --
    Secretary

----------
(1) Except as indicated, no executive named in the above table received Other Annual Compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of salary and bonus reported for him or her in the two preceding columns.

(2) Dr. Harrison assumed the position of Chief Executive Officer on April 10, 1996.

(3) Fiscal year 1996 compensation figures are for a short fiscal year, from October 1, 1995 through June 30, 1996.

(4) Represents the amount paid by the Company to Poly Ventures Associates, L.P. for Dr. Harrison's services to the Company for the period from October 1, 1995 to June 18, 1996. Dr. Harrison is a general partner of Poly Ventures Associates, L.P.

(5) Mr. Lee assumed the position of President on April 10, 1996. Prior to such date, Mr. Lee served as the Company's Vice President - Operations.

Option Grants in Fiscal 1997

            The following table sets forth information relating to the grant of stock options by the Company during fiscal year 1997 to the Named Executive Officers under the Company's Stock Incentive Plan. The Company did not grant any stock appreciation rights ("SARs") in fiscal year 1997.

                                                  Individual Grants
                                ------------------------------------------------------

                                               % of Total                                    Potential Realizable Value at
                                 Number of       Options        Exercise                        Assumed Annual Rates of
                                Securities     Granted to       Price Per                       Stock Price Appreciation
           Name                 Underlying    Employees in        Share     Expiration             For Option Term(1)
           ----                 Options (#)    Fiscal 1997        ($/sh)        Date               5%              10%
                                -----------   ------------      ---------   ----------       -----------        ----------
Dr. Shelley A. Harrison .....     31,000(2)         3.0%           8.880         (3)           $ 122,223        $ 290,545
                                  60,000(4)         5.8%           5.750         (5)           $  95,317        $ 210,626
                                 231,700(6)        22.5%           6.625         (7)           $ 424,096        $ 937,140

Chester M. Lee...............     31,000(2)         3.0%           8.880         (3)           $ 122,223        $ 290,545
                                 134,165(8)        13.0%           6.625         (7)           $ 245,571        $ 542,648
                                  21,700(9)         2.1%           6.625        (10)           $  63,830        $ 151,735

David A. Rossi...............    11,000(11)         1.0%           8.880         (3)           $  43,369        $ 103,097
                                 26,247(12)         2.5%           6.625         (7)           $  48,042        $ 106,159
                                 45,616(13)         4.4%           6.625        (10)           $ 134,178        $ 318,964

John M. Lounge...............       268(14)            *           8.880        (15)           $     809        $   1,836
                                 30,624(16)         2.9%           6.625         (7)           $  56,053        $ 123,863
                                 32,491(17)         3.1%           6.625        (10)           $  95,570        $ 227,187

Margaret E. Grayson..........    11,000(11)         1.0%           8.880         (3)           $  43,369        $ 103,097
                                 20,300(18)         1.9%           6.625         (7)           $  37,156        $  82,106
                                 33,700(19)         3.2%           6.625        (10)           $  99,127        $ 235,643

----------
* Less than 1% of the Total Options Granted To Employees in Fiscal 1997.

(1) The indicated dollar amounts are the result of calculations based on the exercise price of the options and assume five and ten percent appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(2) Represents 31,000 options which vest ratably over a four-year period commencing on August 1, 1997.

(3) The options expire ratably over a four-year period commencing August 1, 2002.

(4)  Represents 60,000 options which vested on January 20, 1997.

(5)  The options expire on January 20, 2002.

(6)  Represents 231,700 options which vested on April 25, 1997

(7)  The options expire on April 25, 2002.

(8)  Represents 134,165 options which vested on April 25, 1997.

(9) Represents 21,700 options which vest ratably over a four-year period commencing on April 25, 1998.

(10) The options expire ratably over a four-year period commencing on April 25, 2003.

(11) Represents 11,000 options which vest ratably over a four-year period commencing on August 1, 1997.

(12) Represents 26,247 options which vested on April 25, 1997.

(13) Represents 45,616 options which vest ratably over a four-year period commencing on April 25, 1998.

(14) Represents 268 options which vested on August 1, 1997.

(15) The options expire on August 1, 2002.

(16) Represents 30,624 options which vested on April 25, 1997.

(17) Represents 32,491 options which vest ratably over a four-year period commencing on April 25, 1998.

(18) Represents 20,300 options which vested on April 25, 1997.

(19) Represents 33,700 options which vest ratably over a four-year period commencing on April 25, 1998.

Aggregated Option Exercises in Fiscal 1997 and Fiscal Year End Values

            The following table sets forth the number of shares covered by stock options held by the Named Executive Officers at June 30, 1997, and also shows the value of "in-the-money" options (market price of the Company's stock less the exercise price) at that date. Except as listed in the table, no other Named Executive Officer exercised any Company stock options or beneficially owned unexercised Company stock options.

                                 Number of Securities         Value of Unexercised
                                Underlying Unexercised        In-the-Money Options
                               Options at June 30, 1997        at June 30, 1997(1)
                                         (#)                           ($)
                             ---------------------------   ---------------------------
         Name                Exercisable   Unexercisable   Exercisable   Unexercisable
         ----                -----------   -------------   -----------   -------------
Dr. Shelley A. Harrison        407,094         23,250        $710,284       $      0

Chester M. Lee ........        204,181         44,950        $301,871       $ 48,825

David A. Rossi ........         56,832         53,866        $ 59,056       $102,636

John M. Lounge ........         60,057         32,491        $ 68,904       $ 73,105

Margaret E. Grayson ...         31,383         45,585        $ 45,675       $ 75,825

----------
(1) Based on the difference between the closing market price on June 30, 1997 for the Common Stock, which was $8.875 per share, and the option exercise price. The above valuations may not reflect the actual value of unexercised options, as the value of unexercised options will fluctuate with market activity.

EMPLOYMENT AGREEMENTS

            On April 10, 1997, the Company entered into an employment agreement with Mr. Lounge (the "Lounge Employment Agreement"). The Lounge Employment Agreement provides that Mr. Lounge will serve the Company as Vice President-Operations for a term of three years, subject to earlier termination as provided in the Lounge Employment Agreement. The Lounge Employment Agreement sets forth a minimum base salary during the term of the Lounge Employment Agreement ($125,000 per year), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Mr. Lounge is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. Mr. Lounge is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. The Lounge Employment Agreement includes provisions that are effective upon the termination of employment of Mr. Lounge under certain circumstances. In general, Mr. Lounge is entitled to continuation of his base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Lounge Employment Agreement).

            On April 1, 1997, the Company entered into an employment agreement with Dr. Harrison (the "Harrison Employment Agreement"). The Harrison Employment Agreement provides that Dr. Harrison will serve the Company as Chief Executive Officer for a term of three years, subject to earlier termination as provided in the Harrison Employment Agreement. The Harrison Employment Agreement sets forth a minimum base salary for Dr. Harrison of $275,000, $300,000 and $325,000 for the first year, second year and third year, respectively, of the Harrison Employment Agreement. Dr. Harrison is entitled to participate in the employee benefit plans of the Company and is eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. In addition, pursuant to the Harrison Employment Agreement, the Company agreed to grant 60,000 additional options to Dr. Harrison in October 1997. The Harrison Employment Agreement includes provisions that are effective upon termination of employment of Dr. Harrison under certain circumstances. Pursuant to the Harrison Employment Agreement, Dr. Harrison is entitled to continuation of his base salary and medical coverage and certain other benefits for eighteen months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the Harrison Employment Agreement).

            On December 27, 1995, the Company entered into employment agreements (the "1995 Employment Agreements") with each of Mr. Rossi, Mr. Lee and Ms. Grayson. The 1995 Employment Agreements provide that the officers will serve the Company in the respective offices listed in the Summary Compensation Table for a term of three years, subject to earlier termination as provided in the 1995 Employment Agreements. The 1995 Employment Agreements set forth the minimum base salary of each officer during the term of the 1995 Employment Agreements ($150,000 for Mr. Rossi; $125,000 for Mr. Lee; and $125,000 for Ms. Grayson), subject to increase at the sole discretion of the Compensation Committee of the Board of Directors. Each officer is also eligible to receive, at the sole discretion of the Compensation Committee, an annual performance-based bonus. The officers are entitled to participate in the employee benefit plans of the Company and are eligible for the grant of stock options, in the sole discretion of the Compensation Committee, under the Company's Stock Incentive Plan. The 1995 Employment Agreements include provisions that are effective upon the termination of employment of the officers under certain circumstances. In general, the officers are entitled to continuation of their base salary and medical coverage and certain other benefits for six months following a termination of employment by the Company other than for "cause" or a "material breach" (each as defined in the 1995 Employment Agreements).

            The 1995 Employment Agreements, the Lounge Employment Agreement and the Harrison Employment Agreement include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officers of the Company's confidential business information, the Company's right to inventions and technical improvements of the officers, and noncompetition by the officers with the Company's business for a period of six months following termination of employment under the 1995 Employment Agreements and the Lounge Employment Agreement and twelve months following termination of employment under the Harrison Employment Agreement.

INDEMNIFICATION AGREEMENTS

            The Company has entered into indemnification agreements with each of its directors, Named Executive Officers and with certain other officers and senior managers. The agreements provide that the Company shall indemnify and hold harmless each indemnitee from liabilities incurred as a result of such indemnitee's status as a director, officer or employee of the Company, subject to certain limitations.

CERTAIN TRANSACTIONS

Consulting Agreements

            On August 7, 1995, the Company and CSP Associates, Inc. ("CSP") entered into a consulting agreement (the "CSP Consulting Agreement"), whereby CSP agreed to render consulting services to the Company regarding the Company's initial public offering and the operation and expansion of the Company's business. The initial duration of the CSP Consulting Agreement was from August 14, 1995 through February 14, 1996, subject to extension. As of August 18, 1997, the CSP Consulting Agreement was extended to June 30, 1998, with a value not to exceed $150,000 in the aggregate for such period. During the extended period of the CSP Consulting Agreement, CSP is to focus its efforts on acquisition and joint venture assistance and development. CSP shall be entitled to receive a success fee under certain circumstances, in an amount to be determined. The Company is also required to pay CSP for the actual and reasonable expenses incurred by CSP personnel in connection with the rendering of services under the CSP Consulting Agreement. Dr. Meslin, a director of the Company, is also the Managing Director of CSP.

            Effective September 4, 1996, the Company and CSP entered into a letter agreement (the "CSP Letter Agreement") which set out the terms and conditions pursuant to which CSP would perform advisory services for the Company in connection with the acquisition of the assets and business of Astrotech Space Operations, L.P., a subsidiary of Northrop Grumman Corporation and a provider of satellite launch payload processing services and facilities ("Astrotech"). The acquisition of Astrotech by the Company was consummated on February 12, 1997. Under the CSP Letter Agreement, CSP earned total cash fees of $250,000 and received warrants to purchase 53,000 shares of Common Stock. The warrants received by CSP were issued on June 30, 1997 and are exercisable for five years from such date at $9.00 per share.

            On August 15, 1997, the Company entered into a new consulting agreement with Gordon S. Macklin (the "Macklin Consulting Agreement"), whereby Mr. Macklin agreed to render consulting services to the Company in connection with potential strategic acquisition opportunities and investor relations support for a monthly retainer fee of $2,000 and the grant of immediately exercisable options to purchase 10,000 shares of Common Stock at an exercise price per share of $10.125. The Macklin Consulting Agreement is terminable by either party thereto upon three days notice.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            Compensation of the Company's executives is subject to review and approval by the Compensation Committee (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee consists of two outside directors, James R. Thompson (Chairman) and Dr. Edward E. David, Jr., and the Chairman and Chief Executive Officer of the Company, Dr. Shelley A. Harrison.

Compensation Philosophy.

            In determining executive compensation policies, the Compensation Committee has four primary objectives:

            (1)   to attract, motivate and retain key executive talent;

            (2) to balance the flexibility to reward individuals' skills with the need to structure compensation for defined roles;

            (3) to ensure that executive compensation is competitive with that of other leading companies in related fields; and

            (4) to provide incentives to achieve corporate objectives, thereby contributing to the overall goal of enhancing stockholder value.

            The Compensation Committee's compensation policies discussed below are designed to achieve the foregoing objectives. The Compensation Committee expects to continuously review and refine the Company's compensation practices as necessary to respond to a changing business environment.

            In order to evaluate and establish appropriate compensation practices, the Company consults multiple sources of information. The Compensation Committee uses data from benchmark companies within the aerospace or similar high technology industries to assess the Company's performance and compensation operations, product lines, revenues and markets served. The Compensation Committee seeks to set its executive compensation levels competitively with the benchmark companies, to the extent such targets are consistent with the Compensation Committee's objectives. During fiscal 1997, the Company retained an independent compensation consultant to evaluate its compensation practices, and, in particular, salary and bonus levels. The Company utilized the recommendations of the compensation consultant's report in setting incentive bonus and option grant levels at the end of fiscal year 1997.

Elements of Executive Compensation.

            The Company's executive compensation program has three components:
(1) annual cash compensation in the form of base salary and incentive bonus payments, (2) long-term incentive compensation in the form of stock options granted under the Company's Stock Incentive Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance. Annual cash compensation is primarily designed to reward current performance. Long-term incentives and other compensation and employee benefits are primarily designed to create performance incentives over the long term for executive officers and employees.

            Base Salary. The base salary of each executive officer is set at a level deemed sufficient to attract and retain qualified executive officers. The Compensation Committee has generally determined target base salaries according to the average base salaries paid by benchmark high technology companies. Aggregate base salary increases are intended to maintain compensation levels that are in line with leading companies in related fields, while individual base salary increases are set to reflect individual performance levels. The base salaries of certain executive officers are subject to minimums set forth in individual employment agreements.

            Incentive Bonuses. Annual cash bonuses are designed to provide incentives based on individual contribution to the achievement of the Company's annual business goals. Bonus payments have generally been reflective of the Company's performance in achieving revenues, profitability and other operating and corporate objectives, as well as the scope of an executive officer's responsibilities. The Compensation Committee makes a determination as to incentive bonus payments at the end of each year based on a subjective valuation of the contributions of individual executive officers to the achievement of the Company's annual business goals. The award of annual incentive bonuses is based on achieving corporate goals and the amount of individual incentive bonus payments is determined by percentage ranges established annually by the Compensation Committee.

            Long-Term Incentives. The grant of stock options is the Company's current method for providing long-term incentive compensation to its employees. The Compensation Committee believes that the use of stock options attracts and retains qualified personnel for positions of substantial responsibility and also serves to motivate its executive officers to promote the success of the Company's business and maximize stockholder value.

            During fiscal 1997, management of the Company conducted an evaluation of the continued appropriateness of the Stock Incentive Plan relative to the Company's growth in recent years. At the time the Stock Option Plan was adopted, the Company had 6 employees. As of June 30, 1997, the Company and its subsidiary had 61 employees. Management noted the increase in the personnel employed by the Company and its subsidiary and the potential that the Company might consider acquisitions of other businesses, in which case the ability to make additional option grants would be desirable. Therefore, management determined that an increase of 1,500,000 new shares under the Stock Incentive Plan would be needed. In addition, in April 1997, the Company determined that an aggregate of 1,150,405 options to purchase shares of Common Stock previously granted did not continue to represent effective long-term incentives as the exercise prices at which such options were granted were above the current share price of the Common Stock. As a result, the Company granted an aggregate of 815,300 options, which utilized the existing shares remaining under the Stock Incentive Plan and an additional 644,256 options already outstanding were canceled and returned to the Stock Incentive Plan to be made available for the April 1997 grants. At the January 29, 1997 meeting of the Board of Directors, an amendment to increase the number of shares reserved for issuance under the Stock Incentive Plan was approved, subject to approval by the stockholders pursuant to this Proxy Statement.

Compensation of Chief Executive Officer.

            The Compensation Committee based the fiscal year 1997 Chief Executive Officer ("CEO") compensation on the policies described above.

            Dr. Shelley A. Harrison served as Chairman and CEO of the Company throughout the fiscal year. During fiscal 1997, Dr. Harrison received a total of $380,982 for his services. Dr. Harrison's compensation level for fiscal 1997 was deemed by the Compensation Committee to be appropriate given Dr. Harrison's qualifications and contribution to meeting the Company's objectives.

Tax Deductibility of Executive Compensation.

            Section 162(m) of the Tax Code disallows corporate deductibility for certain compensation paid in excess of $1 million to the Company's Chief Executive Officer and to each of the four other most highly paid executive officers of publicly-held companies. "Performance-based compensation," as defined in Section 162(m), is not subject to the deductibility limitation provided certain stockholder approval and other requirements are met. The Company believes that the stock options granted in fiscal 1997 and prior years satisfied the requirements of federal tax law and thus compensation recognized in connection with such awards should be fully deductible. It is the Company's intention to maximize the deductibility of compensation paid to its officers, to the extent consistent with the best interests of the Company. During fiscal 1997, the Company did not exceed the $1 million deductibility cap with respect to any officer covered by Section 162(m).

                                    COMPENSATION COMMITTEE,



                                    James R. Thompson, Chairman
                                    Dr. Edward E. David, Jr.
                                    Dr. Shelley A. Harrison

Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the Report of the Compensation Committee and the accompanying Performance Graph shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part thereof into any such filings.

PERFORMANCE GRAPH

            Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock since December 22, 1995, the date the Common Stock began trading on the Nasdaq National Market (as measured by dividing the difference between the Company's share price at the beginning and the end of the measurement period by the share price at the beginning of the measurement period) with (i) the cumulative total return of the Nasdaq Stock Market Index of U.S. Companies and (ii) the cumulative total return of the Dow Jones Aerospace/Defense Index.


[Line graph comparing the Company's cumulative total stockholder return on its Common Stock since December 22, 1995.]




                                              NASDAQ            DOW JONES
                                           U.S. COMPANY      AEROSPACE/DEFENSE
                      SPACEHAB, INC.          INDEX               INDEX
                      --------------       ------------      -----------------
      12/22/95          $ 100.00             $ 100.00            $ 100.00
       6/30/96          $  91.70             $ 113.80            $ 113.50
       6/30/97          $  80.70             $ 138.40            $ 138.70



----------
* Assumes that the value of an investment in the Company's Common Stock, the Nasdaq Stock Market Index of U.S. Companies and the Dow Jones Aerospace/Defense Index was $100 on December 22, 1995 and that all dividends were reinvested.

                                  OTHER MATTERS

            The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

PROXY SOLICITATION EXPENSE

            The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has retained American Stock Transfer & Trust Company to request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms they file.

            The Company believes that during fiscal year 1997, all Section 16(a) filing requirements were satisfied on a timely basis, except the number of late reports noted for the following individuals: Robert Citron (1-covering 1 transaction); Dr. Edward E. David, Jr. (3-covering 3 transactions); William S. Dawson (2-covering 2 transactions); Margaret E. Grayson (3-covering 3 transactions); Dr. Shelley A. Harrison (4-covering 4 transactions); Dr. Shi Huang (1-covering 1 transaction); Chester M. Lee (4-covering 4 transactions); John M. Lounge (3-covering 3 transactions); Gordon S. Macklin (2-covering 3 transactions); Dr. Brad M. Meslin (2-covering 3 transactions); Dr. Udo Pollvogt (1-covering 1 transaction); Alvin L. Reeser (2-covering 2 transactions); David
A. Rossi (4-covering 4 transactions); M. Dale Steffey (2-covering 2 transactions); James R. Thompson (1-covering 1 transaction); and Prof. Ernesto Vallerani (1-covering 1 transaction).

            The Company believes that the late filings noted above were inadvertent. It has, nonetheless, designated one of its employees to assist the Company's directors and executive officers with the preparation and filing of their periodic reports under Section 16(a).

DEADLINE FOR SUBMISSION OF STOCKHOLDER
PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

            The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in the Company's proxy materials for the Company's 1998 Annual Meeting of Stockholders, it must be received in writing by the Company on or before May 26, 1998 at its principal office, 1595 Spring Hill Road, Suite 360, Vienna, Virginia 22182, Attention:
Secretary.

            The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended June 30, 1997, is being mailed herewith to all stockholders of record on the Record Date.


                                    By Order of the Board of Directors,



                                    William S. Dawson
                                    Corporate Secretary


Vienna, Virginia
September 12, 1997

            Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                                                                       EXHIBIT A




                             SPACEHAB, INCORPORATED
                            1994 STOCK INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 21, 1997)

                             SPACEHAB, INCORPORATED
                            1994 STOCK INCENTIVE PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 21, 1997)


SECTION 1.    PURPOSE

              The purpose of the SPACEHAB, Incorporated 1994 Stock Incentive Plan (the "Plan") is to enable SPACEHAB, Incorporated (the "Company") and its subsidiaries (as defined below) to provide a select group of employees the opportunity to acquire a proprietary interest in the company and to benefit from the appreciation in the value of its common shares and thereby to enhance the ability of the company to attract and retain employees of exceptional ability who, by their participation in the Plan, will have a greater incentive to contribute to the company's long-term success and growth. For purposes of the Plan, a "subsidiary" means any subsidiary corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2.    TYPES OF AWARDS

            2.1 Award under the Plan may be in the form of (i) incentive stock options or non-qualified stock options ("Stock Options"); (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Shares; (v) Loans; and/or (vi) Tax Offset Payments.

            2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3.    ADMINISTRATION

            3.1 The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), and who are "outside directors" within the meaning of
Section 162(m) of the Code.

            3.2 The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                  (a) to determine whether and to what extent any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

                  (b) to select the employees to whom awards will be granted;

                  (c) to determine the number of shares of the common stock of the Company (the "Stock") to be covered by each award granted hereunder;

                  (d) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

                  (e) to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

                  (f) to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value shall, in the event the Stock is traded on a national exchange, mean the closing sale price of the Stock on a given date;

                  (g) to determine whether the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                  (h) to determine whether to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

                  (i) to provide that the shares of Stock received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

                  (j) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent;

                  (k) to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices; and

                  (l) to allow an option holder to exercise his or her option prior to its expiration and pay for the acquired shares with currently owned shares, while at the same time receiving replacement options, at the then current market price, for the same remaining term as the option exercised.

            3.3 All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

            3.4 The Committee may from time to time delegate to one or more officers of the Company any or all of its authority granted hereunder except with respect to awards granted to persons subject to Section 16 of the Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.  STOCK SUBJECT TO PLAN

            4.1 The total number of shares of Stock reserved and available for distribution under the Plan shall be 2,750,000 (subject to further adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The exercise of a Stock Appreciation Right for cash, the payment of any other award in cash shall not count against this share limit.

            4.2 To the extent an option terminates without having been exercised, or an award terminates without the employee having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. At no time will the number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the number of shares authorized under the Plan.

            4.3 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporation structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by employees or the Company, as the case may be, with respect to outstanding awards.

            4.4 The number of shares of Stock underlying Stock Options or free-standing Stock Appreciation Rights that may be granted under the Plan to any one participant during any one calendar year shall not exceed 200,000 shares, subject to adjustment in the same manner as provided in subsection 4.3 above. To the extent required for exemption under Section 162(m) of the Code, any Stock Options or Stock Appreciation Rights that are canceled or repriced shall not again be available for grant under this maximum share limit.

SECTION 5.  ELIGIBILITY

            Officers and other key employees and consultants of the Company or a subsidiary are eligible to be granted awards under the Plan. A director of the Company or a subsidiary who is not also an employee of the Company or a subsidiary will not be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible employees.

SECTION 6.  STOCK OPTIONS

            6.1 The Stock Options awarded under the Plan may be of two types:
(i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

            6.2 Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                  (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee; provided, however, that any Stock Option granted under the Plan that is intended to satisfy the requirements of Section 162(m) of the Code shall have an option price of not less than 100% of the fair market value of the Stock subject to the option on the date the Stock Option is granted.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

                  (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price, or by any other manner permitted by law and determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock or Performance Shares shall be restricted or deferred in accordance with the original terms of the award in question. The Committee shall determine acceptable methods for providing notice of exercise for tendering shares of Stock and for delivery of irrevocable instructions to a broker and may impose such limitations and prohibitions on the use of Stock or irrevocable instructions to a broker to exercise as it deems appropriate.

                  (e) No Shareholder Rights. An optionee shall have neither rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  (f) Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

                  (g) Non-transferability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

                  (h) Termination of Employment. If an optionee's employment with the Company or a subsidiary terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

            6.3 Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Stock Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded or (iii) be awarded more than ten years after the effective date of the Plan. No Incentive Stock Option shall be granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary, unless the option price, at the time of the award, is at least 110% of the fair market value of the stock subject to the option and such option is not exercisable after the expiration of five years from the date of the award.

SECTION 7.  STOCK APPRECIATION RIGHTS

            7.1 A Stock Appreciation Right shall entitle the holder thereof to receive payment of an amount, in cash, shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the fair market value of the shares as to which the award is granted on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine.

            7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change of Control (as defined in Section 15.2). The Committee may also provide that in the event of a Change of Control the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change of Control Price (as defined in Section 15.3).

SECTION 8.  RESTRICTED STOCK

            Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

            (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of

Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a subsidiary, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

            (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates shall be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

            (c) The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of Restricted Stock, shall be subject to the same restrictions as the Restricted Stock.

            (d) Except as may be provided by the Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

            (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 9.  PERFORMANCE SHARE AWARDS

            Subject to the following provisions, all awards of Performance Shares shall be in such form and shall have such terms and conditions as the Committee may determine:

            (a) The Performance Shares award shall specify the number of Performance Shares to be awarded to any employee and the duration of the period (the "Performance Period") after which, and the terms pursuant to which, the Performance Shares will be issued to the employee. The Committee may condition the award of Performance Shares, or receipt of Stock or cash at the end of the Performance Period, upon the attainment of specified performance goals or such other criteria as the Committee may determine.

            (b) Except as may be permitted by the Committee, Performance Share awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

            (c) At the expiration of the Performance Period, the employee (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the Performance Share award, (ii) cash equal to the fair market value of such Stock or (iii) a combination of shares and cash, as the Committee may determine.

            (d) Except as may be provided by the Committee, in the event of an employee's termination of employment before the end of the Performance Period, his or her Performance Share award shall be forfeited.

            (e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Performance Share award.

SECTION 10. LOANS

            The Committee may provide that the Company shall make, or arrange for, a loan or loans to an employee with respect to the exercise of any Stock Option awarded under the Plan, with respect to the payment of the purchase price, if any, of the Restricted Stock awarded hereunder, or with respect to any taxes arising from an award hereunder; provided, however, that the Company shall not loan to an employee more than the excess of the purchase or exercise price of an award (together with the amount of any taxes arising from such award) over the par value of any shares of Stock awarded. The Committee shall have full authority to decide whether a loan will be made hereunder and to determine the amount, term and provisions of any such loan, including the interest rate to be charged, whether the loan will be with or without recourse against the borrower, any security for the loan, the terms on which the loan is to be repaid and the conditions, if any, under which the loan may be forgiven.

SECTION 11. TAX OFFSET PAYMENTS

            The Committee may provide for a Tax Offset Payment by the Company to the employee in an amount specified by the Committee, which shall not exceed the amount necessary to pay the federal, state, local and other taxes payable with respect to any award and receipt of the Tax Offset Payment, assuming the employee is taxed at the maximum tax rate applicable to such income. The Tax Offset Payment may be paid in cash, Stock or a combination thereof, as determined by the Committee.

SECTION 12. ELECTION TO DEFER AWARDS

            The Committee may permit an employee to elect to defer receipt of an award for a specified period or until a specified event, upon such terms as are determined by the Committee.

SECTION 13. TAX WITHHOLDING

            13.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in the employee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any subsidiary), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

            13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award or (ii) delivering to the Company, shares of unrestricted Stock.

SECTION 14. AMENDMENTS AND TERMINATION

            The Board may discontinue the Plan at any time and may amend it from time to time. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Section 422 of the Code, Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's shareholders. Notwithstanding the foregoing, no termination or amendment of the Plan shall in any manner affect any award theretofore granted without the holder's consent.

SECTION 15. CHANGE OF CONTROL

            15.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant:

                  (a) all outstanding Stock Options and all outstanding Stock Appreciation Rights awarded under the Plan shall become fully exercisable and vested;

                  (b) the restrictions and deferral limitations applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

                  (c) to the extent the cash payment of any award is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

            15.2   A "Change of Control" shall be deemed to occur on:

                  (a) The date that any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Act, other than the Company and its subsidiaries as determined immediately prior to that date, in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under such Act) of 20% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

                  (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors then on the Board); or

                  (c) the date of approval by the shareholders of the Company of an agreement providing for (A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation or (B) the sale or other disposition of all or substantially all the assets of the Company.

            15.3 "Change of Control Price" means the highest price per share paid for the Company's Stock in any transaction reported on any national stock exchange or in the over-the-counter market, or paid or offered in any transaction related to a Change of Control at any time during the 90-day period ending with the Change of Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Stock Options, the Change of Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 16. GENERAL PROVISIONS

            16.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject to the award or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

            16.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a subsidiary, any right to continued employment.

            16.3 Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

            16.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 17. EFFECTIVE DATE OF PLAN

            The Plan as amended and restated herein shall become effective upon approval by the Company's shareholders at its 1997 annual meeting of shareholders.

                                                                       EXHIBIT B




                             SPACEHAB, INCORPORATED
                        1995 DIRECTORS' STOCK OPTION PLAN
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 21, 1997)

                             SPACEHAB, INCORPORATED
                        1995 DIRECTORS' STOCK OPTION PLAN
              (as amended and restated effective October 21, 1997)


SECTION 1.  PURPOSE

            The 1995 Directors' Stock Option Plan (the "Plan") of SPACEHAB, Incorporated (the "Company"), is intended to advance the best interest of the Company by providing the nonemployee members of the Board of Directors of the Company an opportunity to purchase shares of common stock of the Company (the "Shares"). This Plan is effective as of September 7, 1995 (the "Effective Date") and is not intended to qualify as an incentive stock option plan under section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2.  ADMINISTRATION

            The authority to manage and control the operation and administration of the Plan shall be vested in a Committee (the "Committee") consisting of 2 or more members of the Board of Directors of the Company, who shall be appointed by, and may be removed by, such Board; provided that the Committee shall have no authority, power, or discretion to determine the number, timing or price of options granted pursuant to paragraph 3 or to alter the terms and conditions of options as set forth herein. In the absence of any such appointment or removal, the Board of Directors shall act as the Committee under the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter within its discretion is final and binding on all persons.

SECTION 3.  PARTICIPATION

            Each member of the Company's Board of Directors who is not an employee of the Company shall be a "Participant" in the Plan. Each Participant shall receive on October 21, 1997 a one-time grant of an option to purchase 10,000 Shares and each person who becomes a Participant on or after October 21, 1997 shall receive a one-time grant of an option to purchase 10,000 shares on the date he or she becomes a Participant. In addition, effective as of the date of each annual meeting of the Company's stockholders on or after the Effective Date, each Participant who is elected or continues as a member of the Board of Directors of the Company shall be awarded an option to purchase 5,000 Shares.

SECTION 4.  SHARES SUBJECT TO THE PLAN

            The aggregate number of Shares with respect to which options may be issued under the Plan is 500,000. The number of shares related to awards that expire unexercised or are forfeited, surrendered, terminated or canceled shall again be available for additional awards under the Plan unless the Plan shall have terminated. Any Shares issued under the Plan may be treasury shares or authorized but unissued shares.

SECTION 5.  OPTION PRICE

            The option price with respect to each Share shall be the Fair Market Value of a Share on the date the award is made. The "Fair Market Value" of a Share as of any date shall be equal to the closing sale price of a Share as reported on the exchange on which it is traded or as reported by an applicable automated quotation system on the applicable date or, if no sales of Shares are reported on such date, the closing sale price of a Share on the date the Shares were last reported on the exchange or automated quotation system. If the Shares are not listed or admitted to trading on any exchange or quotation system, Fair Market Value shall be determined in good faith by the Committee. The purchase price may be subject to adjustment in the event there is any change in the capitalization of the Company as provided in paragraph 12.

SECTION 6.  OPTION EXPIRATION DATE

            The "Expiration Date" with respect to an option or any portion thereof granted to a Participant under the Plan means the date which is six years after the date on which the option is first exercisable. Subject to paragraph 8, all rights to purchase Shares pursuant to an option shall cease no later than the option's Expiration Date.

SECTION 7.  EXERCISE OF OPTIONS

            Each option shall be exercisable, either in whole or in part, at any time after the first anniversary of the grant date and before the option's Expiration Date. A Participant may exercise an option by giving written notice thereof prior to the option's Expiration Date to the Chief Executive Officer of the Company at the Company's corporate headquarters setting out the number of Shares with respect to which the option is to be exercised. Contemporaneously with the delivery of such notice, the full purchase price of the Shares purchased pursuant to the exercise of a stock option together with any required state or federal withholding taxes shall be paid in the form of: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company or (b) Common Stock at the fair market value on the date of exercise, and specifying the address to which the certificates for the Shares are to be mailed. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates in the Participant's name for the number of Shares with respect to which the option has been exercised. Delivery shall be deemed effected when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Participant, at the address specified under this paragraph.

SECTION 8.  TERMINATION OF SERVICE

            If the Participant terminates service on the Board of Directors before the first anniversary of the date that an option is granted, such option shall expire upon the Participant's termination of service and shall not be exercisable by any person. If the Participant's service on the Board of Directors terminates for any reason other than death, any options which are not canceled in accordance with the preceding sentence shall by exercisable by the Participant until the earlier of his death or the option's Expiration Date. In the event of the death of a Participant, any options which the Participant was entitled to exercise on the date immediately preceding his death shall be exercisable by the person or persons to whom that right passes by will or by the laws of descent and distribution for a period of six months after the date of death, but no later than the option's Expiration Date.

SECTION 9.  COMPLIANCE WITH APPLICABLE LAWS

            Notwithstanding any other provision in the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the Shares for investment and not for the intention of distributing the Shares. Certificates representing such Shares may bear a legend referring to such restrictions.

SECTION 10. TRANSFERABILITY

            Options under the Plan are not transferable except (i) by will or by the laws of descent and distribution or (ii) by the Participant, to his or her employer or firm. Options may be exercised during the lifetime of the Participant only by the Participant, and after the death of the Participant, only as provided in paragraph 8.

SECTION 11. STOCKHOLDER STATUS

The grant of an option under the Plan shall not confer upon the holder thereof any right as a stockholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of record with respect to any Shares issuable upon exercise of such option until certificates representing such Shares have been issued and delivered.

SECTION 12. ADJUSTMENTS TO NUMBER OF SHARES SUBJECT TO THE PLAN AND TO OPTION
            TERMS

            Subject to the following provisions of this paragraph 12, in the event of any change in the outstanding Shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, an appropriate and proportionate adjustment shall be made in the number and kind of Shares subject to options outstanding or to be granted under the Plan. Any such adjustment in any outstanding option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such option but with a corresponding adjustment in the price for each Share covered by such option as well as the adjustment in the number and kind of Shares mentioned above. In no event shall the purchase price for a Share be adjusted below the par value of such Share, nor shall any fraction of a Share be issued upon the exercise of an option.

SECTION 13. AGREEMENT WITH COMPANY

            At the time of a grant of an option, the Committee may require a Participant to enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Plan.

SECTION 14. AMENDMENT AND TERMINATION OF PLAN

            Subject to any approval of the stockholders of the Company which may be required by law, the Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan shall alter or impair any option previously granted under the Plan without the consent of the holder thereof.

                                                                       EXHIBIT C




                             SPACEHAB, INCORPORATED
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I.

                            PURPOSE AND COMMENCEMENT

            1.01 PURPOSE. The purpose of the Plan is to provide the employees of SPACEHAB, Incorporated, a Washington corporation (the "Company") and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the current market price thereof. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

            1.02 COMMENCEMENT. The Plan shall become effective on October 1, 1997, provided, however, that, in no event, shall the Plan become effective unless within twelve months of the date of its adoption by the Board of Directors it has been approved by the affirmative vote of a majority of the issued and outstanding shares of the Company's securities entitled to vote on such matters at a duly called meeting of the shareholders of the Company.


                                   ARTICLE II.

                                   DEFINITIONS


            2.01 DEFINITIONS. As used in the Plan, the following terms and phrases shall have the following meanings:

            (a) "Board of Directors" shall mean the Board of Directors of the Company.

            (b) "Closing Market Price" shall mean (i) if the Common Stock is traded on a national securities exchange, the Closing Market Price shall be the closing price reported by the applicable composite transactions report on the date of any determination or, if the Common Stock is not traded on such date, the closing price so reported on the next following date on which the Common Stock is traded on such exchange, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Committee in good faith on such basis as it deems appropriate.

            (c) "Code" shall mean the Internal Revenue Code as of 1986, as amended.

            (d) "Commencement Date" shall mean the first day of a Plan Quarter.

            (e) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors designated by it for purposes of administering the Plan.

            (f) "Common Stock" means the common stock of the Company.

            (g) "Company" shall mean SPACEHAB, Incorporated, a Washington corporation.

            (h) "Contribution Account" shall mean the account established on behalf of a Participant pursuant to Article IV hereof to which shall be credited his or her Participant Contributions.

            (i) "Contribution Rate" shall be a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.03 hereof.

            (j) "Covered Compensation" shall mean the total cash compensation received by an Employee from a Sponsoring Employer, before tax withholdings and other deductions, including base compensation, overtime, shift or other compensatory premiums, payments in substitution of base compensation such as vacation, holiday and sick pay, and including all cash bonus compensation, but not including short or long-term disability payments.

            (k) "Employee" shall mean each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than five months in a calendar year. For purposes of the Plan, "employment" shall be determined in accordance with the provisions of Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

            (l) "Participant" shall mean any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in Article III hereof.

            (m) "Participant Contributions" shall be the aggregate dollars actually contributed by each Participant to his or her Contribution Account.

            (n) "Permanent Disability" shall mean an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in an Employee's inability to provide in all material respects the duties theretofore performed in his or her capacity as an Employee of a Sponsoring Employer.

            (o) "Plan" shall mean the SPACEHAB, Incorporated 1997 Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

            (p) "Plan Quarter" shall mean each calendar quarter. The first Plan Quarter shall be the Plan Quarter commencing on October 1, 1997 and ending on December 31, 1997 or such later Plan Quarter as may be determined by the Committee.

            (q) "Purchase Date" shall mean the last business day of a Plan Quarter on which the Common Stock publicly trades.

            (r) "Purchase Price" shall mean the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, as determined under
Section 4.02 hereof.

            (s) "Request for Participation" shall mean such form as shall be approved by the Committee for distribution to Employees in connection with participation in the Plan.

            (t) "Sponsoring Employers" shall mean the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the Plan.

            (u) "Subsidiary" shall mean a subsidiary of the Company which is treated as a subsidiary corporation under Section 424(f) of the Code.


                                  ARTICLE III.

                          ELIGIBILITY AND PARTICIPATION

            3.01 ELIGIBILITY. Each Employee shall become eligible to be a Participant of the Plan and may participate therein as of the Commencement Date coincident with or next following the date he or she becomes an Employee.

            3.02 LIMITATIONS. Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock shall accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under Section 3.01 hereof, and no Employee shall acquire the right to purchase shares of Common Stock if (i) immediately after receiving such right to purchase Common Stock, such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under Section 424(d) of the Code, or (ii) which would permit such Employee's right to purchase stock under all employee stock purchase plans (to which Section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds $25,000 of fair market value of such stock (as determined as each Commencement
Date) for each calendar year, all as specified in the manner provided by Section 423(b)(8) of the Code, or (iii) which would permit such Employee the right to purchase more than 10,000 shares (or such other number as may be determined in advance for any Plan Quarter by the Committee) of Common Stock in any Plan Quarter.


            3.03  PARTICIPATION.

            (a) Each Employee eligible to be a Participant and participate in the Plan shall be furnished a summary of the Plan and a Request for Participation by such Employee's Sponsoring Employer. If an Employee elects to participate hereunder, such Employee shall complete such form and file it with his or her Sponsoring Employer not later than 15 days prior to a Commencement Date of a Plan Quarter. The completed Request for Participation shall indicate the Participant Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Plan Quarter, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee.

            (b) On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participant Contribution Rate no less than 1% and no more than 10% of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first pay period occurring after the Commencement Date of a Plan Quarter. Participant Contributions will not be permitted to begin at any time other than on the first payroll date occurring immediately after the Commencement Date of a Plan Quarter. No interest shall accrue to Participants on any amounts withheld under the Plan, unless and until the Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

            (c) The Participant's Contribution Rate, once established, shall remain in effect for all Plan Quarters unless changed by the Participant in writing delivered to such Participant's Sponsoring Employer and filed with such Sponsoring Employer at least 15 days prior to the Commencement Date of the next Plan Quarter. A Participant's Contribution Rate for a Plan Quarter may not be increased, decreased or otherwise modified at any time during the 15-day period prior to the Commencement Date of such Plan Quarter.

            (d) A Participant may notify his or her Sponsoring Employer of such Participant's desire to discontinue his or her Participant Contributions by delivering to his or her Sponsoring Employer written notice on such forms as may be provided by the Company or such Participant's Sponsoring Employer at least 15 days prior to the Purchase Date of the relevant Plan Quarter. Upon such request, there shall be promptly refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. If a Participant determines to discontinue his or her Participant Contributions pursuant to this
Section 3.05(d), (i) such Participant shall be terminated from the Plan effective upon the date of receipt of such Participant's notice to his or her Sponsoring Employer and (ii) such Participant shall not be permitted to be a Participant in the Plan for the remainder of the calendar year of the Company in which such notice is received. In the event that a Participant's payroll deductions are prevented by legal process, the Participant will be deemed to have terminated from the Plan.

            (e) By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

            3.04 TERMINATION OF EMPLOYMENT. Any Participant (i) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability) or (ii) who shall cease to be an Employee under the Plan, in either case during a Plan Quarter, shall cease being a Participant as of the date of such termination of employment. Upon such termination of employment, there shall be refunded to such Participant as soon as practicable the entire cash balance in such Participant's Contribution Account. Section 4.03(b) hereof shall apply to the issuance of certificates to a Participant following termination of employment.

            3.05  DEATH, RETIREMENT OR PERMANENT DISABILITY

            (a) If a Participant shall die during a Plan Quarter, no further Participant Contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Contribution Account by notifying the deceased Participant's Sponsoring Employer in writing at least 15 days prior to the Purchase Date in respect of such Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof.

             (b) If, during a Plan Quarter, a Participant shall (i) retire or
(ii) incur a Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Sponsoring Employer in writing at least 15 days prior to the last day of the Plan Quarter. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with
Article IV hereof. In the event a retired or disabled Participant shall die during the Plan Quarter of such Participant's retirement or disability and such Participant shall not have notified his or her Sponsoring Employer of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.05(a) hereof.


                                   ARTICLE IV.

                            PURCHASE OF COMMON STOCK

            4.01  PURCHASE OF COMMON STOCK.

            (a) On each Purchase Date, each Participant's Contribution Account shall be used to purchase the maximum number of whole and fractional shares of Common Stock determined by dividing (i) the Participant's Contribution Account as of such Purchase Date by (ii) the Purchase Price in respect of such Plan Quarter.

            (b) If, in any Plan Quarter, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the number of shares authorized under the Plan, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the balances in each Participant's Contribution Account as of the Purchase Date in respect of such Plan Quarter.

            (c) Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the Plan on the next Purchase Date (subject to the limitations of Section 3.02 hereof).

            4.02 PURCHASE PRICE. For each Plan Quarter, the Purchase Price per share of Common Stock purchased pursuant to the Plan shall be the lesser of (a) 85% of the Closing Market Price on the Commencement Date of such Plan Quarter, and (b) 85% of the Closing Market Price on the Purchase Date of such Plan Quarter.

            4.03  NOTICE OF PURCHASE, STOCK CERTIFICATES, VOTING RIGHTS.

            (a) After the Purchase Date in respect of each Plan Quarter, a report will be made by the Company or its agent to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

            (b) Evidence of shares of Common Stock purchased under the Plan shall be maintained under the Plan for the account of each Participant and registered in the manner determined by the Committee. Certificates for the number of whole shares credited to a Participant's account under the Plan will be issued to a Participant at any time promptly upon written request to the Company or its agent; provided, however, that the Company may, at its election, issue such certificates at such time or times as the Committee deems appropriate, including, without limitation, following an Employee's termination of employment with a Sponsoring Employer.

            (c) Shares of Common Stock held under the Plan for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

            4.04 NOTIFICATION OF DISPOSITION OF STOCK. If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Plan Quarter during which such share was purchased, then such Participant or former Participant shall notify his or her Sponsoring Employer immediately of such disposition in writing.


                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

            5.01  SHARES SUBJECT TO PLAN; ADJUSTMENTS.

            (a) The maximum number of shares of Common Stock which may be purchased under the Plan is 1,500,000 subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

            (b) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.01(a) hereof, subject in the case of certain corporate reorganizations to the requirements of Section 424(a) of the Code.

            5.02  ADMINISTRATION OF THE PLAN.

            (a) Pursuant to the direction of the Board of Directors, the Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority to interpret the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan. All such determinations by the Committee shall be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may approve the forms of any documents or writings provided for in the Plan. The Committee shall have full discretionary authority to delegate ministerial functions of the Plan to employees of the Company. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

            (b) The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and record-keeping functions for the Plan, such as holding record title to the Participants' stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

            (c) The Committee shall have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Committee shall deem are necessary or appropriate to exempt certain Plan transactions from the requirements of such Section 16.

            (d) The Company shall bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

            5.03  TERMINATION AND AMENDMENT OF THE PLAN.

            (a) The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under Section 5.01 hereof, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the Plan, as soon as practicable, there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to each Participant certificates for all whole shares of Common Stock held under the Plan for the account of such Participant.

            (b) The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or her behalf under the Plan. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable.

            5.04 GOVERNING LAW; COMPLIANCE WITH LAW. The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

            5.05 NO ASSIGNMENT. The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

            5.06 NO CONTRACT OF EMPLOYMENT. The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the Plan.

            5.07 NO RIGHTS AS STOCKHOLDER. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.

                                      PROXY

                             SPACEHAB, INCORPORATED
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 21, 1997

The undersigned hereby appoints Dr. Shelley A. Harrison and Margaret E. Grayson, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of SPACEHAB, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 21, 1997, at 10:00 a.m. (local time), and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:

(1) To elect to the Board of Directors the following nominees for the term indicated in the Proxy Statement.

     FOR all nominees listed below (except as marked to the contrary below). [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below.               [ ]

     Dr. Shelley A. Harrison     Hironori Aihara         Robert A. Citron
     Dr. Edward E. David, Jr.    Dr. Shi H. Huang        Chester M. Lee
     Gordon S. Macklin           Dr. Brad M. Meslin      Dr. Udo Pollvogt
     Alvin L. Reeser             James R. Thompson       Prof. Ernesto Vallerani

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below._____________________



(2) Ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent public accountants for fiscal 1998.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(3)  Approval of the amendments to the Stock Incentive Plan.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(4)  Approval of the adoption of the 1997 Employee Stock Purchase Plan.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

(5)  Approval of the amendments to the Directors' Plan.

                   [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

      In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is hereby acknowledged.

      IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

                                    Dated................................., 1997
                                    ............................................
                                    ............................................

                                    Sign exactly as name appears hereon. When signing in a representative capacity, please give full title. Joint owners (if any) should each sign.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS